COMMERCIAL NET LEASE REALTY, INC.
EXHIBIT 21 – SUBSIDIARIES OF THE REGISTRANT
December 31, 2004

Jurisdiction
Subsidiary	of Formation
CNLR BJ’s Orlando FL, LLC	Florida
CNLR Citadel St. Louis MO, LLC	Delaware
CNLR DC Acquisitions I, LLC	Delaware
CNLR GP Corp.	Delaware
CNLR LP Corp.	Delaware
CNLR Plantation BT, LLC	Delaware
CNLR RAD Monticello NY, LLC	Delaware
CNLR Ster Florida LLC	Florida
CNLR Ster Glendale Arizona LLC	Arizona
CNLR Ster Paradise Valley Arizona LLC	Arizona
CNLR Ster Richmond Virginia LLC	Virginia
CNLR Ster Texas LP	Texas
CNLR Ster Toledo Ohio LLC	Ohio
CNLR Texas GP Corp.	Delaware
CNLR Texas Opportunity LP	Texas
CNLRS Acquisitions I, LLC	Delaware
CNLRS Acquisitions, Inc.	Maryland
CNLRS Equity Ventures, Inc.	Maryland
CNLRS Exchange I, Inc.	Maryland
CNLRS Funding, Inc.	Maryland
CNLRS Mortgage Capital, Inc.	Florida
Commercial Net Lease Realty Services, Inc.	Maryland
Commercial Net Lease Realty Trust	Maryland
Eck-St. Joseph MO, LLC	Delaware
Forks-Easton, LLC	Delaware
Gator Columns, LLC	Delaware
Hollywood CNLR LLC	Michigan
LHC-Memphis/ Germantown, LLC	Delaware
Net Lease Funding, Inc.	Maryland
Net Lease Institutional Realty, L.P.	Delaware
Net Lease Realty I, Inc.	Maryland
Net Lease Realty II, Inc.	Maryland
Net Lease Realty III, Inc.	Maryland
Net Lease Realty IV, Inc.	Maryland
Net Lease Realty VI, LLC	Delaware
NorthStar Brokerage Services, Inc.	Maryland
RE-Stores, Inc.	Maryland